Exhibit 99-1

        Amended and Restated Stock Option Plan and Restricted Stock Plan
                                       of
                          Republic First Bancorp, Inc.

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                                 HOLDING COMPANY
           AMENDED AND RESTATED STOCK OPTION AND RESTRICTED STOCK PLAN

      The purpose of the Amended and Restated Stock Option and Restricted Stock Plan (the "Plan") of the Holding Company (the "Company") is to promote the interests of the Company by providing incentives to (i) designated officers and other employees of the Company or a Subsidiary Corporation (as defined herein),
(ii) non-employee  members of the Company's Board of Directors (the "Board") and
(iii) independent contractors and consultants (who may be individuals or entities) who perform services for the Company, to enable the Company to attract and retain them and to encourage them to acquire a proprietary interest, or to increase their proprietary interest, in the Company. The Company believes that the Plan will cause participants to contribute materially to the growth of the Company, thereby benefitting the Company's shareholders. For purposes of the Plan, the terms "Parent Corporation" and "Subsidiary Corporation" shall have the meanings set forth in subsections (e) and (f) of Section 424 of the Internal Revenue Code of 1986, as amended (the "Code").

1. Administration

      (a) Except with respect to Committee Grants (as hereinafter defined), the Plan shall be administered and interpreted by a committee of the Board (the "Committee") consisting of not less than three persons, all of whom shall be "outside directors" within the meaning of Section 162(m) of the Code and each of whom shall be a "disinterested person" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Committee Member"). With respect to Eligible Participants (as hereinafter defined), the Committee shall have the sole authority to determine (i) who is eligible to receive Grants (as defined in Section 2 below) under the Plan, (ii) the type, size and terms of each Grant under the Plan (subject to Section 4 below), (iii) the time when each Grant will be made and the duration of any exercise or restriction period; (iv) any restrictions on resale applicable to the shares to be issued or transferred pursuant to the Grant; and (v) any other matters arising under the Plan. The Committee may, if it so desires, base any of the foregoing determinations upon the recommendations of management of the Company. The Committee shall have full power and authority to administer and interpret the Plan and to adopt or amend such rules, regulations, agreements and instruments as it may deem appropriate for the proper administration of the Plan. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interests in the Plan or in any Grants under the Plan. No person acting under this subsection shall be held liable for any action or determination made in good faith with respect to the Plan or any Grant under the Plan.

      (b) Each member of the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him or her, or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan, unless arising out of such member's own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the members may have as directors or otherwise under the Articles of Incorporation or By-Laws of the Company, any agreement of shareholders or disinterested directors or otherwise.



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2. Grants

      (a) Grants to Eligible Participants. With respect to Eligible Participants, incentives under the Plan shall consist of Incentive Stock Options (as defined in Section 5(b) below), Nonqualified Stock Options (as defined in
Section 5(b) below), Restricted Stock Grants (as defined in Section 6 below) or SARs (as defined in Section 7 below) (hereinafter collectively referred to as "Grants"). AU Grants, except with respect to Committee Grants as specifically provided in Section 2(b) hereof, shall be subject to the terms and conditions set forth herein and to such other terms and conditions of any nature as long as they are not inconsistent with the Plan as the Committee deems appropriate and specifies in writing to the participant (the "Grant Letter"). The Committee shall approve the form and provisions of each Grant Letter. Grants under any section of the Plan need not be uniform as among the participants receiving the same type of Grant, and Grants under two or more sections of the Plan may be combined in one Grant Letter.

       (b) Committee Grants. A Committee Member shall be entitled to receive a Committee Grant in accordance with this Section 2(b).

           i) Committee Members shall receive a Nonqualified Stock Option to purchase One Thousand (1,000) shares of Common Stock (as hereinafter defined) (subject to adjustment as provided in Section 3(b) hereof) of the Company at an exercise price equal to the higher of the fair market value (as defined herein) or the book value of a share of Common Stock on the date of grant, at the commencement of and in consideration for their service to the Company as a Committee Member and such Committee Grant shall become exercisable, with respect to I 00% of the shares of Common Stock underlying such Committee Grant, on the date of grant. Committee Grants shall be exercisable for a period of ten years from the date of grant.

           ii) Upon the  occurrence  of (a) a Change In Control  (as  defined in
      Section 9 hereof or (b) a sale or exchange of assets of the Company or (c) dissolution, liquidation, merger or consolidation of the Company (in which the Company is not the surviving corporation), all restrictions imposed under any Committee Grant shall immediately lapse.

           iii) Each Committee Member who receives a Committee Grant pursuant to this Section 2(b) shall receive a written agreement setting forth the terms and conditions of such grant including, but not limited to, the restrictions set forth in this Section 2(b) (the "Committee Grant Letter").

           iv) Except as otherwise provided in this Section 2(b), Committee Grants shall be subject to the provisions of this Plan applicable to Nonqualified Stock Options granted to other persons.

           v) Notwithstanding any other provision of the Plan, this Section 2(b) may not be amended more than once every six months, except for amendments necessary to conform the plan to changes in the provisions of the Code or the Employee Retirement Income Security Act of 1974 ("ERISA"), or the rules promulgated thereunder.

           vi) The provisions of this Section 2(b) are intended to operate automatically and not require administration. To the extent that any administrative determinations may be required, such determination shall be made by a member or members of the Board of Directors who is/are not eligible to be granted Options under this Section 2(b), but in no event shall such


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      determinations  affect the eligibility of Committee Members, the timing of the grants or the number of shares of Common Stock subject to Committee Grants hereunder.

3.      Shares Subject to the Plan

  (a) The aggregate number of shares of the Common Stock, par value $.Ol ("Common Stock"), of the Company that may be issued or transferred under the Plan is 500,000, subject to adjustment pursuant to Section 3(b) below. Such shares may be authorized but unissued shares or reacquired shares. If and to the extent that options granted under the Plan terminate, expire or are canceled without having been exercised (including shares canceled as part of an exchange of Grants), or if any shares of restricted stock are forfeited, the shares subject to such Grant shall again be available for subsequent Grants under the Plan.

  (b) If any change is made to the Common Stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, or exchange of shares or any other change in capital structure made without receipt of consideration), then unless such event or change results in the termination of all outstanding Grants and Committee Grants under the Plan, the Committee shall preserve the value of the outstanding Grants and Committee Grants by adjusting the maximum number and class of shares issuable under the Plan to reflect the effect of such event or change in the Company's capital structure, and by making appropriate adjustments to the number and class of shares, the exercise price of each outstanding option and otherwise, except that any fractional shares resulting from such adjustments shall be eliminated by rounding any portion of a share equal to .500 or greater up, and any portion of a share equal to less than .500 down, in each case to the nearest whole number.

4.  Eligibility for Participation

      Officers and other employees of the Company or a Subsidiary Corporation, non-employee members of the Board who are not members of the Committee, and independent contractors and consultants who perform services for the Company shall be eligible to participate in the Plan (hereinafter referred to individually as an "Eligible Participant" and collectively as "Eligible Participants"). Only Eligible Participants who are officers or other employees of the Company or a Subsidiary Corporation shall be eligible to receive Incentive Stock Options. All Eligible Participants shall be eligible to receive Nonqualified Stock Options, Restricted Stock Grants and SARS. The Committee shall select from among the Eligible Participants those who will receive Grants (such Eligible Participants and Committee Members who receive Committee Grants pursuant to Section 2(b) are hereinafter referred to as Grantees") and, except in the case of Committee Grants made pursuant to Section 2(b) hereof, shall determine the number of shares of Common Stock subject to each Grant; provided, however, that the maximum number of shares of Common Stock which may be subject to Grants awarded to any Grantee shall not exceed 500,000. The Committee may, if it so desires, base any such selections or determinations upon the recommendations of management of the Company. Nothing contained in the Plan shall be construed to limit in any manner whatsoever the right of the Company to grant rights or options to acquire Common Stock or awards of Common Stock otherwise than pursuant to the Plan.

5.  Stock Options

         (a) Number of Shares. The Committee, in its sole discretion, shall determine the number of


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shares of Common Stock that will be subject to each option.

        (b) Type of Option and Option Price.

        (1) The Committee may grant options qualifying as incentive stock options within the meaning of
Section 422 of the Code ("Incentive Stock Options") and other stock options ("Nonqualifed Stock Options"), in accordance with the terms and conditions set forth herein, or may grant any combination of Incentive Stock Options and Nonqualified Stock Options (hereinafter referred to collectively as "Stock Options"). The option price per share of an Incentive Stock Option shall be the fair market value (as defined herein) of a share of Common Stock on the date of grant. If the Grantee of an Incentive Stock Option owns Common Stock (as determined under section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Parent Corporation or Subsidiary Corporation, the option price per share in the case of an Incentive Stock Option shall not be less than 110% of the fair market value of a share of Common Stock on the date of grant and such option by its terms is not exercisable after the expiration of five (5) years from the date of grant

         (2)For all valuation purposes under the Plan, the fair market value of a share of Common Stock shall be determined in accordance with the following provisions:

             (A) If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded in the over-the-counter market (but not on the Nasdaq National Market segment of The Nasdaq Stock Market), the fair market value shall be the mean between the last reported bid and asked prices of one share of Common Stock on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its Nasdaq system or any successor system. If there are no reported bid and asked prices on the date in question, then the mean between the last reported bid and asked prices on the next preceding date for which such quotations exist shall be determinative of fair market value. If the Common Stock is traded over-the-counter on the Nasdaq National Market segment of The Nasdaq Stock Market, the fair market value shall be the closing selling price of one share of Common Stock on the date in question as such price is reported by the National Association of Securities Dealers through such system or any successor system. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the next preceding date for which such quotation exists shall be determinative of fair market value.

              (B) If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the closing selling price of one share of Common Stock on the date in question on the stock exchange determined by the Committee to be the primary market for the Common Stock, as such prices are officially quoted on such exchange. If there is no reported closing selling price of Common Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the next preceding date for which such quotation exists.

           (C) If the Common Stock is at the time neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market (or, the Committee determines that the value


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      as determined pursuant to Section 5(b)(2)(A) or (B) above does not reflect fair market value), then the Committee shall determine fair market value after taking into account such factors as it deems appropriate.

      (c) Exercise Period. The Committee shall determine the option exercise period of each Stock Option. The exercise period shall not exceed ten years from the date of grant. Notwithstanding any determinations by the Committee regarding the exercise period of any Stock Option, all outstanding Stock Options shall be immediately exercisable upon a Change of Control of the Company (as defined in Section 9 below).

        (d) Vesting of Options and Restrictions on Shares. The vesting period for Stock Options shall commence on the date of grant and shall end on the date or dates, determined by the Committee, that shall be specified in the Grant Letter. The Committee may impose upon the shares of Common Stock issuable upon the exercise of a Stock Option such restrictions as it deems appropriate and specifies in the Grant Letter. During any period in which such restrictions apply, the provisions of Section 6(d) below shall be applicable to such shares, and the Committee, in such circumstances as it deems equitable, may determine that all such restrictions shall lapse. Notwithstanding any other provision of the Plan, all outstanding Stock Options shall become immediately exercisable upon a Change of Control of the Company (as defined in Section 9 below).

      (e) Manner of Exercise. A Grantee may exercise a Stock Option by delivering a duly completed notice of exercise to the Committee, together with payment of the option price. Such notice may include instructions authorizing the Company to deliver the certificates representing the shares of Common Stock issuable upon the exercise of such Stock Option to any designated registered broker or dealer ("Designated Broker"). Such instructions shall designate the account into which the shares are to be deposited. The Grantee may tender such notice of exercise, which has been properly executed by the Grantee, and the aforementioned delivery instructions to any Designated Broker.

      (f)  Termination of Employment, Disability or Death.

           (1) If a Grantee who is an employee ceases to be an employee (in the case of an Incentive Stock Option) or ceases to be an Eligible Participant (in the case of a Nonqualified Stock Option) for any reason (other than, in the case of an individual, the death of such individual) any Stock Option which is otherwise exercisable by the Grantee shall terminate unless exercised within three months after the date on which the Grantee ceases to be an employee or an Eligible Participant, as the case may be (or within such other period of time, which may be longer or shorter than three months, as may be specified in the Grant Letter), but in any event no later than the date of expiration of the option exercise period, except that in the case of an individual Grantee who is disabled within the meaning of Section 22(e)(3) of the Code, such period shall be one year rather than three months (except as otherwise provided in the Grant Letter).


      (2) In the event of the death of an individual Grantee while he or she is an Eligible Participant or within not more than three months after the date on which the Grantee ceases to be an Eligible Participant (or within such other period of time, which may be longer or shorter than three months, as may be specified in the Grant Letter), any Stock Option which was otherwise exercisable by the Grantee at the date of death may be exercised by the Grantee's personal representative at any time


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prior to the expiration of one year from the date of death,  but in any event no later than the date of expiration of the option exercise period.

        (g) Satisfaction of Option Price. The Grantee shall pay the option price in full at the time of exercise in cash, or, with the consent of the Committee in its sole discretion, by delivering shares of Common Stock already owned by the Grantee and having a fair market value on the date of exercise equal to the option price or a combination of cash and shares of Common Stock provided, however, that in lieu of payment in full in such manner, a Grantee may with the approval of the Board in its sole discretion, be entitled to pay for the shares purchased upon exercise of the Stock Option by payment to the Company in cash or by certified or bank check a sum equal at least to the par value of the Common Stock, with the remainder of the purchase price satisfied by the issuance of an interest bearing promissory note or notes, in a form and having terms, including rate of interest and collateral security, satisfactory to the Board in its sole discretion. The Grantee shall also pay the amount of withholding tax due, if any, at the time of exercise. Shares of Common Stock shall not be issued or transferred upon any purported exercise of a Stock Option until the option price and the withholding obligation are fully paid.

      (h) Limits on Incentive Stock Options. Each Grant of an Incentive Stock Option shall provide that:

             (1) the Stock Option is not transferable by the Grantee, except, in the case of an individual Grantee, by will or laws of descent and distribution;

            (2) the Stock Option is exercisable only by the Grantee, except as otherwise provided herein or in the Grant Letter in the event of the death of an individual Grantee;

           (3) the aggregate fair market value of the Common Stock determined as of the date of the Grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year under the Plan and under any other stock option plan of the Company shall not exceed $100,000; and

             (4) unless the Grantee could otherwise transfer Common Stock issued pursuant to the Stock Option without incurring liability under Section
      16(b) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), at least six months must elapse from the date of acquisition of the Stock Option until the date of disposition of the Common Stock issued upon exercise thereof

6.    Restricted Stock Grants

      The Committee may issue shares of Common Stock to an Eligible Participant pursuant to an incentive or long range compensation plan, program or contract approved by the Committee (a "Restricted Stock Grant"). The following provisions are applicable to Restricted Stock Grants:

      (a) General Requirements. Shares of Common Stock issued pursuant to Restricted Stock Grants will be issued in consideration for cash or services rendered having a value, as determined by the Board. at least equal to the par value thereof. All conditions and restrictions imposed under each Restricted Stock Grant, and the period of years during which the Restricted Stock Grant will remain subject to such restrictions, shall be set forth in the Grant Letter and


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      designated therein as the "Restriction  Period." All restrictions  imposed under any Restricted Stock Grant shall lapse on such date or dates as the Committee may approve until the restrictions have lapsed as to 100% of the shares, except that upon a Change of Control of the Company, all restrictions on the transfer of the shares which have not been forfeited
      prior  to  such  date  shall  lapse.  In  addition,   the  Committee,   in
      circumstances  that it deems  equitable,  may  determine  as to any or all
      Restricted  Stock  Grants,   that  all  the   restrictions   shall  lapse,
      notwithstanding any Restriction Period.


      (b) Number of Shares. The Committee, in its sole discretion, shall determine the number of shares of Common Stock that will be granted in each Restricted Stock Grant.

      (c) Requirement of Relationship with Company. If the Eligible Participant's relationship with the Company (as an employee, non-employee member of the Board, independent contractor or consultant, as the case may
      be) terminates during the period designated in the Grant Letter as the Restriction Period, the Restricted Stock Grant shall terminate as to all shares covered by the Grant as to which restrictions on transfer have not lapsed, and such shares shall be immediately returned to the Company. The Committee may, in its sole discretion, provide for complete or partial exceptions to the provisions of this Section 6(c).

      (d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, an Eligible Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of Common Stock to which such Restriction Period applies except to a Successor Grantee pursuant to Section 8 below. Each certificate representing a share of Common Stock issued or transferred under a Restricted Stock Grant shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate or certificates representing any such shares as to which all restrictions have lapsed.

7.  Stock Appreciation Rights

      (a) General Provisions. The Committee may grant stock appreciation rights ("SARs") to any Eligible Participant in tandem with any Stock Option, for all or a portion of the applicable Stock Option, either at the time the Stock Option is granted or at any time thereafter while the Stock Option remains outstanding.

      (b) Number of SARS. The number of SARs granted to an Eligible Participant which shall be exercisable during any given period of time shall not exceed the number of shares of Common Stock which the Eligible Participant may purchase upon the exercise of the related Stock Option during such period.

      (c) Settlement Amount. Upon an Eligible Participant's exercise of some or all of the Eligible Participant's SARS, the Eligible Participant shall receive in settlement of such SARs an amount equal to the stock appreciation (as defined herein) for the number of SARs exercised, payable in cash, Common Stock or a combination thereof. The "stock appreciation" for a SAR is the difference between the option price specified for the related Stock Option and the fair market value of the underlying Common Stock on the date of exercise of the SAR; provided that the maximum value of any stock appreciation right shall be limited to the exercise price of the tandem Stock


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Option with respect to which it is issued.

      (d) Settlement Election. Upon the exercise of any SARS, the Eligible Participants shall have the right to elect the portions of the settlement amount that the Eligible Participant desires to receive in cash and shares of Common Stock, respectively. For purposes of calculating the number of shares of Common Stock to be received upon settlement, shares of Common Stock shall be valued at their fair market value on the date of exercise of the SARS. Notwithstanding the foregoing, the Committee shall have the right (i) to disapprove an Eligible Participant's election to receive such settlement in whole or in part in cash, and to require that shares of Common Stock be delivered in lieu of cash or (ii) to require that settlement be made in cash. If shares of Common Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

      (e) Exercise. A SAR is exercisable only during the period when the Stock Option to which it is related is also exercisable. SARs shall be exercisable only at the same time and to the same extent as, and shall terminate and no longer be exercisable upon the termination or immediately after the exercise of, the tandem Stock Options or applicable portion thereof.

8.  Transferability of Options and Grants

      Only a Grantee (or, in the case of an individual Grantee, his or her authorized legal representative on behalf of Grantee) may exercise rights under a Grant. No individual Grantee may transfer those rights except by will or by the laws of descent and distribution or, in the case of a Grant other than an Incentive Stock Option and to the extent permitted under Rule 16b-3 of the Exchange Act and by the Committee in its sole discretion, (a) pursuant to a qualified domestic relations order as defined under the Code or Title I of ERISA or the rules thereunder and (b) to a trust for the benefit of a member of the Grantee's immediate family. Upon the death of an individual Grantee, the personal representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights. A Successor Grantee shall furnish proof satisfactory to the Company of such person's right to receive the Grant or the Committee Grant under the Grantee's will or under the applicable laws of descent and distribution.

9.  Change of Control of the Company

      As used herein used herein, a "Change of Control" shall be deemed to have occurred when (a) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner", directly or indirectly, of securities of the Company representing thirty (30%) percent or more of the combined voting power of the Company's then outstanding securities or (b) the Company becomes a subsidiary of another corporation or is merged or consolidated into another corporation or if substantially all of its assets shall have been sold to an unaffiliated party or parties unless thereafter (1) directors of the Company immediately prior thereto continue to constitute at least fifty (50%) percent of the directors of the surviving entity or purchaser or (2) the Company's securities continue to represent, or are converted into securities which represent, more than sixty-six and two thirds (662/3%) percent of the combined voting power of the surviving entity or purchaser, or (c) fifty (50%) percent or more of the Board is comprised of persons who were not nominated by the Board for election as directors, or (d) the Board adopts a plan of complete liquidation of the Company.

10.  Certain Corporate Changes

      (a) Sale or Exchange of assets, Dissolution or Liquidation or Merger or Consolidation Where the Company Does Not Survive. If all or substantially all of the assets of the Company are to be sold or exchanged, the Company is to be dissolved or liquidated, or the Company is a party to a merger or consolidation with another corporation in which the Company will not be the surviving corporation, then, at least ten days prior to the effective date of such event, the Company shall give each Grantee with any outstanding Grants (including Committee Grants) written notice of such event. Each such Grantee shall thereupon have the right to exercise in full any installments of such Grants (including Committee Grants) not previously exercised (whether or not the right to exercise such installments has accrued pursuant to such Grants (including Committee Grants)), within ten days after such written notice is sent by the Company. Any installments of such Grants (including Committee Grants) not so exercised shall thereafter lapse and be of no further force or effect.

      (b) Merger or Consolidation Where the Company Survives. If the Company is a party to a merger or consolidation in which the Company will be the surviving corporation, then the Committee may, in its sole discretion, elect to give each Grantee with any outstanding Grants (including Committee Grants) written notice of such event. If such notice is given, each such Grantee shall thereupon have the right to exercise in full any installments of such Grants (including Committee Grants) not previously exercised (whether or not the right to exercise such installments has accrued pursuant to such Grants (including Committee Grants)), within ten days after such written notice is sent by the Company. Any installments of such Grants (including Committee Grants) not so exercised shall thereafter lapse and be of no further force or effect.

11.  Shareholder Approval

        This Plan is subject to and no options shall be exercisable hereunder until after approval of this Plan by holders of a majority of the shares of the stock of the Company present or represented by a proxy in a separate vote at a duly held meeting of the shareholders of the Company within twelve months after the date of the adoption of the Plan by the Board. If the Plan is not so approved by shareholders, the Plan and all Grants (including Committee Grants) hereunder shall terminate and be of no force or effect.

12.  Amendment and Termination of the Plan

      (a) Amendment. The Board may amend or terminate the Plan at any time; provided that the approval of the shareholders of the Company shall be required in respect of any amendment that (i) materially increases the benefits accruing to Eligible Participants under the Plan, (ii) increases the aggregate number of shares of Common Stock that may be issued or transferred under the Plan (other than by operation of Section 3(b) above), (iii) materially modifies the requirements as to eligibility for participation in the Plan; or (iv) modifies the provisions for determining the fair market value of a share of Common Stock.

      (b) Termination of Plan. The Plan shall terminate on November 14, 2005 (as set forth in Section 19 below) unless earlier terminated by the Board or unless extended by the Board with the approval of the shareholders.

      (c) Termination and Amendment of Outstanding Grants. A termination or amendment of the


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Plan that occurs after a Grant  (including  Committee  Grants) is made shall not result in the termination or amendment of the Grant (including Committee Grants) unless the Grantee consents or unless the Committee acts under Section 20(b) below. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 20(b) below or may be amended by agreement of the Company and the Grantee which is consistent with the Plan.

13.  Funding of the Plan

        The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under the Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

14.  Rights of Eligible Participants

        Nothing in the Plan shall entitle any Eligible Participant or other person to any claim or right to any Grant under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Eligible Participant or Grantee any rights to be retained by the Company in any capacity, whether as an employee, non-employee member of the Board, independent contractor, consultant or otherwise.

15.  Withholding of Taxes

        The Company shall have the right to deduct from all Grants paid in cash any federal, state or local taxes required by law to be withheld with respect to such Grants paid in cash. In the case of Grants paid in Common Stock, the Company shall have the right to require the Grantee to pay to the Company the amount of any taxes which the Company is required to withhold in respect of such Grants or to take whatever action it deems necessary to protect the interests of the Company in respect of such tax liabilities, including, without limitation, withholding a portion of the shares of Common Stock otherwise deliverable pursuant to the Plan. The Company's obligation to issue or transfer shares of Common Stock upon the exercise of a Stock Option or SAR or the acceptance of a Restricted Stock Grant shall be conditioned upon the Grantee's compliance with the requirements of this section to the satisfaction of the Committee.

16.  Agreements with Grantees

        Each Grant made under the Plan shall be evidenced by a Grant Letter containing such term and conditions as the Committee shall approve.

17.  Requirements for Issuance of Shares

        No Common Stock shall be issued or transferred under the Plan unless and until all applicable legal requirements have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Stock Option, Restricted Stock Grant or SAR on the Grantee's undertaking in writing to comply with such restrictions on any subsequent disposition of the shares of Common Stock issued or transferred thereunder as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions.

18. Headings

      The section headings of the Plan are for reference only. In the event of a conflict between a section heading and the content of a section of the Plan, the content of the section shall control.

19.  Effective Date of the Plan

         The Plan shall be effective as of November 14, 1995, subject to the approval of the Company's shareholders within 12 months after such effective date.

20. Miscellaneous

      (a) Substitute Grants. The Committee may make a Grant to an employee, a non-employee director, or an independent contractor or consultant of another corporation, if such person shall become an Eligible Participant by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or a Subsidiary Corporation and such other corporation. Any such Grant shall be made in substitution for a stock option or restricted stock grant granted by the other corporation ("Substituted Stock Incentives"), but the terms and conditions of the substitute Grant may vary from the terms and conditions required by the Plan and from those of the Substituted Stock Incentives. The Committee shall prescribe the provisions of the substitute Grants.

        (b) Compliance with Law. The Plan, the exercise of Grants and the obligations of the Company to issue or transfer shares of Common Stock under Grants shall be subject to all applicable laws and required approvals by any governmental or regulatory agencies. The Committee (or, in the case of Committee Grants, the Board) may revoke any Grant if it is contrary to law or modify any Grant to bring it into compliance with any valid and mandatory government regulations. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this section.

      (c) Ownership of Stock. A Grantee or Successor Grantee shall have no rights as a shareholder with respect to any shares of Common Stock covered by a Grant until the shares are issued or transferred to the Grantee or Successor Grantee on the stock transfer records of the Company.